UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2015

NEXEO SOLUTIONS HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-179870-02	27-4328676
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Waterway Square Place, Suite 1000 The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 297-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director.

On April 22, 2015, the Board of Directors (the “Board”) of Nexeo Solutions Holdings, LLC (the “Company”) voted to elect Steven J. Schneider to the Board.  Mr. Schneider will serve on the Company’s Compensation Committee.

Mr. Schneider is a Partner and Managing Director of TPG Capital (“TPG”) and Chairman of TPG Japan.  Since joining TPG in 2005, Mr. Schneider has led the firm’s efforts in portfolio company turnarounds and transformations across the Asian region.  Since October 2014, Mr. Schneider has served as the Chairman of the Board of Directors of Avon Products Company Limited.  Mr. Schneider has served as the Chairman of the Board of Directors of HCP and as a member of the Board of Directors of Alinta Holdings since 2011, and he has served as a member of the Board of Directors of United Test and Assembly Centre Ltd. since 2009.  He previously served on the Board of Directors of Unitrust Finance & Leasing Corporation from 2009 to January 2014.  Mr. Schneider was also a member of the Boards of Directors of Hanaro Telecom, Healthscope Limited, Parkway Holdings, Myer Department Stores and NIS Group Co., Ltd.  Prior to joining TPG in 2005, Mr. Schneider worked for the General Electric Company in various international, operational and leadership roles in the United States and Asia, where he was a Corporate Officer, Member of the Corporate Executive Committee and the President and CEO of GE Asia.  He received a Bachelor of Arts in Business Administration from Grove City College.

His unique experience allows him to provide instrumental leadership and strategic business planning experience to our Board.

There are no arrangements or understandings between Mr. Schneider and any other person pursuant to which he was elected to the Board.

From time to time, the Company has entered into related party transactions with TPG, where Mr. Schneider is a Partner and Managing Director.  Description of such transactions are included in “Item 13.  Certain Relationships and Related Party Transactions and Director Independence—Related Party Sales and Purchases—Transactions with TPG” of our Annual Report on Form 10-K for the year ended September 30, 2014 and in Note 14, Related Party Transactions, to our condensed consolidated financial statements included in “Item 1—Financial Statements” in our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2014, which descriptions are incorporated by reference herein.

Mr. Schneider has executed an indemnification agreement with the Company on the same basis as the Company’s other directors. Due to Mr. Schneider’s employment with TPG, he is not considered an independent director and will not receive compensation for his service as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXEO SOLUTIONS HOLDINGS, LLC

	By:	/s/ Michael B. Farnell, Jr.
Michael B. Farnell, Jr.
Executive Vice President and Chief Legal Officer

Dated: April 28, 2015